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                                  PRESS RELEASE
                     FOR RELEASE APRIL 29, 2008 AT 4:30 P.M.

                          For More Information Contact
                               Joseph J. Bouffard
                                 (410) 256-5000

                               BCSB BANCORP, INC.
                REPORTS RESULTS FOR QUARTER ENDING MARCH 31, 2008

BCSB Bancorp, Inc. (NASDAQ: BCSBD), the holding company for Baltimore County Savings Bank, F.S.B., reported net income of $55,000 or $0.02 per basic and diluted share for the three month period ended March 31, 2008, which represents the second quarter of its 2008 fiscal year. This compares to a net loss of $2.98 million or ($0.97) per basic and diluted share for the same period in 2007.

President and Chief Executive Officer Joseph J. Bouffard stated that even though this was essentially a breakeven quarter for the Bank, the quarter was significantly better than the previous year which was impacted by a balance sheet restructuring completed in March of 2007. It also represented the second straight profitable quarter for the Company, which had not occurred since the Company's 2005 fiscal year. The positive earnings report does not reflect the Company's recent successful second step conversion when the Company raised approximately $17 million in new capital and became a fully publicly traded company. Nor does the report reflect the positive impact of the lifting of the Supervisory Agreement by the Office of Thrift Supervision, which allows the Company to operate in a more normal environment without increased regulatory scrutiny.

BCSB Bancorp, Inc. is the holding company of Baltimore County Savings Bank, FSB which was founded in 1955. The Bank currently operates eighteen offices throughout the Baltimore metropolitan area. BCSB Bankcorp, Inc. became a publicly traded mutual holding company in July 1998. As a result of the aforementioned second step conversion, BCSB Bankcorp, Inc., which was majority owned by a mutual holding company, was replaced by BCSB Bancorp, Inc., a fully public company. The Company's stock will trade on the NASDAQ Market under the symbol BCSBD until May 9 when it will revert back to BCSB.

This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors, including but not limited to real estate values, local and national economic conditions and the impact of interest rates on financing. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a representation by the company or any other person that results expressed therein will be achieved. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


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                                       BCSB Bancorp, Inc.
                                 Summary of Financial Highlights
                         Consolidated Statements of Financial Condition
                                           (Unaudited)

                                                                   March 31,                   September 30,
                                                                     2008                          2007
                                                               ------------------           --------------------
                                                                  (Unaudited)                    (Audited)
                                                                            (Dollars in Thousands)
ASSETS
Cash and cash equivalents                                         $       70,873               $         76,016
Investment Securities                                                      1,501                          3,970
Loans and Mortgage Backed Securities                                     508,360                        521,301
Other Assets                                                              41,077                         41,094
                                                                  --------------               ----------------
TOTAL ASSETS                                                      $      621,811               $        642,381
                                                                  ==============               ================

LIABILITIES
Deposits                                                          $      535,758               $        558,457
Borrowings                                                                20,000                         20,000
Junior Subordinated Debentures                                            23,197                         23,197
Other Liabilities                                                          6,746                          6,135
                                                                  --------------               ----------------
TOTAL LIABILITIES                                                        585,701                        607,789
TOTAL STOCKHOLDERS' EQUITY                                                36,110                         34,592
                                                                  --------------               ----------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                          $      621,811               $        642,381
                                                                  ==============               ================

                              Consolidated Statements of Operations
                                           (Unaudited)


                                                           Six Months ended March 31,           Three Months ended March 31,
                                                           2008                  2007             2008                 2007
                                                           ----                  ----             ----                 ----
                                                             (Dollars in thousands                  (Dollars in thousands
                                                             except per share data)                 except per share data)

Interest Income                                         $   17,864            $   20,205       $    8,602           $    9,975
Interest Expense                                            10,839                14,016            5,239                6,877
                                                        -----------           -----------      -----------          -----------
Net Interest Income                                     $    7,025            $    6,189       $    3,363           $    3,098
Provision for Loan Losses                                        0                   117                0                   62
                                                        -----------           -----------      -----------          -----------
Net Interest Income After Provision for Loan Losses     $    7,025            $    6,072       $    3,363           $    3,036
Total Non-Interest Income                                      894                (6,641)             429               (7,022)
Total Non-Interest Expenses                                  7,822                 4,417            3,726                  588
                                                        -----------           -----------      -----------          -----------
Income (Loss) Before Tax (Benefit) Expense              $       97            $   (4,986)      $       66           $   (4,574)
Income Tax (Benefit) Expense                                   (51)               (1,772)              11               (1,593)
                                                        -----------           -----------      -----------          -----------
NET INCOME (LOSS)                                       $      148            $   (3,214)      $       55           $   (2,981)
                                                        ===========           ===========      ===========          ===========

Basic and Diluted Earnings (Loss) Per Share(1)          $     0.05            $    (1.04)      $     0.02           $    (0.97)
                                                        ===========           ===========      ===========          ===========
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(1) Per share amounts have been adjusted by the exchange rate of .5264 as a result of the second step conversion that occurred on April 10, 2008.